UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2021, InMed Pharmaceuticals Inc. (“InMed” or the “Company”) and BayMedica, LLC, formerly InMed LLC (“Merger Sub”), InMed’s wholly-owned subsidiary, entered into an amended and restated agreement and plan of reorganization (the “Amended Agreement”) with BayMedica, Inc. (“BayMedica”), BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, pursuant to which the Company acquired all of BayMedica’s outstanding shares of common stock (the “Merger”). The Amended Agreement amended and restated the previously-reported agreement and plan of reorganization, dated as of September 10, 2021, by and among the Company, Merger Sub, BayMedica, BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, in its entirety (the “Original Agreement”).

Pursuant to the Amended Agreement, the number on InMed’s common shares to be issued to BayMedica’s equity and convertible debt holders has been increased from 1,780,000 shares to 2,050,000 shares (the “Stock Consideration”). The Series A Warrants and Series B Warrants from the Original Agreement have been eliminated from the transaction and in lieu thereof $1,000,000 in cash is now included in the merger consideration (the “Cash Consideration”). The Cash Consideration would be held in escrow by the Company at the closing of the Merger and subject to reduction for certain post-closing adjustments or satisfaction of indemnification claims under the Amended Agreement. The Amended Agreement contained representations, warranties, covenants and indemnities by the parties customary for transactions of this type.

The Company has agreed to file a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the public resale of InMed common shares issued pursuant to the Amended Agreement no later than 120 days following the closing of the Merger.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 13, 2021, the Company closed the acquisition of BayMedica pursuant to the Amended Agreement and BayMedica was merged with and into Merger Sub, with Merger Sub continuing as the surviving company.

Upon the closing of the Merger, all of the outstanding shares of capital stock of BayMedica were cancelled and the BayMedica stockholders were entitled to receive (1) the Stock Consideration, and (2) the Cash Consideration.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Stock Consideration to be issued to BayMedica’s equity and convertible debt holders in Item 1.01 and Item 2.01 of this Report is incorporated by reference into this Item 3.02. The Company issued an aggregate of 2,050,000 common shares pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On October 13, 2021, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Reorganization, dated as of October 13, 2021, by and among InMed Pharmaceuticals Inc., BayMedica, LLC, BayMedica, Inc., BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders thereto.
99.1	Press Release, dated October 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: October 13, 2021	By:	/s/ Bruce Colwill
Bruce Colwill
Chief Financial Officer

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